UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Munoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on April 24, 2017, the Board of Directors of Popular, Inc. (the “Company”) appointed Richard L. Carrión, as Executive Chairman of the Board, and Ignacio Alvarez as President and Chief Executive Officer of the Company and its two banking subsidiaries, Banco Popular de Puerto Rico (“BPPR”), and Popular Community Bank (“PCB”), and elected Mr. Alvarez to the Board, effective July 1, 2017.

Mr. Carrión, who is currently Chairman and Chief Executive Officer of the Company, BPPR and PCB, in his new role as Executive Chairman, will continue to collaborate with Mr. Alvarez on corporate strategy, government and client relations and social responsibility initiatives. Mr. Carrión will continue to serve as Chairman of the Board of the Company and its banking subsidiaries in this new role. The Board of Directors announced that it intends Mr. Carrión to transition to Non-Executive Chairman over a period of three years.

Mr. Alvarez, 58, is currently serving as President and Chief Operating Officer of the Company and BPPR, and President of PCB. Prior to that he served as Executive Vice President and Chief Legal Officer of the Company from June 2010 to September 2014. He has been a director of BPPR and PCB since October 2014, and a member of the Board of Trustees of Fundación Banco Popular, Inc. and of Popular Community Bank Foundation, Inc. since November 2015.

The terms of the compensation that Messrs. Carrión and Alvarez will receive in connection with their new roles as Executive Chairman, and President and Chief Executive Officer, respectively, have not yet been determined. There is no arrangement or understanding between Mr. Alvarez and any other person pursuant to which Mr. Alvarez was selected as an officer or director. With respect to the disclosure required pursuant to Item 401(d) of Regulation S-K, there are no family relationships between Mr. Alvarez and any director or executive officer of the Company. With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K, there are no transactions between the Company and Mr. Alvarez that would be required to be reported.

A copy of the press release issued by the Company on April 25, 2017, to announce the Chief Executive Officer succession and the election of Mr. Alvarez to the Board of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

99.1	Press release dated April 25, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: April 25, 2017	By:	/s/ Javier D. Ferrer
Javier D. Ferrer
Executive Vice President, General Counsel and Secretary